AMENDMENT NO. 3 TO LOAN AGREEMENT

          This Amendment No. 3 (the "Amendment") dated as of April 3, 2009, is among Bank of America, N.A. (the "Bank"), California First Leasing Corporation ("Borrower 1") and Amplicon, Inc. ("Borrower 2") (Borrower 1 and Borrower 2 are sometimes referred to collectively as the "Borrowers" and individually as the "Borrower").

RECITALS

A. The Bank and the Borrowers entered into a certain Loan Agreement dated as of January 20, 2006 (together with any previous amendments, the "Agreement").

B. The Bank and the Borrowers desire to amend the Agreement.

 AGREEMENT

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2. Amendments. The Agreement is hereby amended as follows:

2.1 In the Subparagraph number 1.1(a), the amount "Twenty-Five Million and 00/100 Dollars ($25,000,000.00)" is changed to "Fifteen Million and 00/100 Dollars ($15,000,000.00)".

2.2 In the paragraph number 1.2, entitled "Availability Period," the first sentence is hereby amended to read in its entirety as follows:

"The line of credit is available between the date of this Agreement and March 31, 2010, or such earlier date as the availability may terminate as provided in this Agreement (the "Facility No. 1 Expiration Date")."

2.3 Paragraph number 1.4 is hereby amended to read in its entirety as follows:

"1.4 Interest Rate.

(a) The interest rate is a rate per year equal to the BBA LIBOR Daily Floating Rate plus 2.00 percentage point(s).

(b) The BBA LIBOR Daily Floating Rate is a fluctuating rate of interest equal to the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by the Bank from time to time) as determined for each banking day at approximately 11:00 a.m. London time two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in the Bank's sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank. A "London Banking Day" is a day on which banks in London are open for business and dealing in offshore dollars."

2.4 Subparagraph number 1.5(a) is hereby amended to read in its entirety as follows:

"(a) The LIBOR Rate plus 2.00 percentage point(s)."

2.5 Subparagraph number 2.2(a) is hereby amended to read in its entirety as follows:

"(a) The interest period during which the LIBOR Rate will be in effect will be one month, two months, three months, six months or twelve months. The first day of the interest period must be a day other than a Saturday or a Sunday on which banks are open for business in New York and London and dealing in offshore dollars (a "LIBOR Banking Day"). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market."

2.6 In Subparagraph number 3.1(a), entitled "Unused Commitment Fee," the percentage "0.375%" is changed to "0.50%".

2.7 In the Subparagraph number 7.4, entitled "Profitability," the amount "Eight Million and 00/100 Dollars ($8,000,000.00)" is changed to "Six Million and 00/100 ($6,000,000.00)".

3. Representations_and_Warranties. When the Borrowers sign this Amendment, each of the Borrowers represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound, and (d) if the Borrower is a business entity or a trust, this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers.

4. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

6. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

BANK: Bank of America, N.A. By: Paul Wong /s/ Name: Paul Wong Title: Document Administrator II
BORROWER(S): California First Leasing Corporation By: S. Leslie Jewett /s/ Name: S. Leslie Jewett Title: Chief Financial Officer
Amplicon, Inc. By: S. Leslie Jewett /s/ Name: S. Leslie Jewett Title: Chief Financial Officer